Exhibit 5.1

FEDER, KASZOVITZ, ISAACSON, WEBER,
SKALA, BASS & RHINE, LLP
750 Lexington Avenue
New York, NY 10022
Tel: (212) 888-8200
Fax: (212) 888-7776

June 19, 2006

Board of Directors
Ortec International, Inc.
3960 Broadway
New York, New York 10032

Gentlemen:

          We have acted as counsel for Ortec International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering of 201,407,495 shares of the Company’s common stock, par value $0.001 per share, being offered by certain selling stockholders identified under the heading “Selling Stockholders” in the prospectus included as part of the Registration Statement. The 201,407,495 shares offered by the selling stockholders are, in this opinion, collectively referred to as the “Shares”.

          We have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and by-laws, records of corporate proceedings, including minutes of meetings and written consents of the Company’s Board of Directors and stockholders, certificates of public officials and officers and authorized representatives of the Company, and such other certificates, instruments and documents, and we have made such examination of law, as we have deemed necessary to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and conformity to authentic originals of all documents submitted to us as copies thereof.

          Based on the foregoing, we are of the opinion that all of the 201,407,495 Shares qualified by the Registration Statement for sale in the public securities markets by the Selling Stockholders have been duly authorized and

(a)	47,442,080 of such Shares have been validly issued and are fully paid and non-assessable;

(b)	23,794,461 of such Shares will, upon conversion of outstanding shares of the Company’s Series D Convertible Preferred Stock, be validly issued, fully paid and non-assessable; and

(c)

32,386,665 of such Shares will, upon conversion of outstanding shares of the Company’s Series E Convertible Preferred Stock, be validly issued, fully paid and non-assessable; but only if the Board of Directors of the Company, pursuant to authorization by the Company’s stockholders, effects prior to September 30, 2006, a reverse split of the Company’s common stock of not less than one share for each five shares outstanding, and

(d)

81,590,957 of such Shares will, upon the exercise of the Series H, Series F, Series E, Series C, Series B-1, Series B-2 and other warrants and payment of the warrant exercise prices, be validly issued, fully paid and non-assessable, except that with respect to 5,659,432 of the shares issuable upon exercise of the Series H warrants, only if the Board of Directors of the Company, pursuant to authorization by the Company’s stockholders, effects prior to September 30, 2006, a reverse split of the Company’s common stock of not less than one share for each five shares outstanding.

(e)

8,096,666 of such Shares will be validly issued, fully paid and non-assessable only if, (i) and to the extent that the Company is required to issue more than 5,000 shares of its common stock for one share of the Company’s Series E Convertible Preferred Stock that is converted and (ii) the Board of Directors of the Company, pursuant to authorization by the Company’s stockholders, effects prior to September 30, 2006, a reverse split of the Company’s common stock of not less than one share for each five shares outstanding.

(f)

8,096,666 of such Shares will be validly issued, fully paid and non-assessable but only if, (i) and to the extent that, the Company is required to issue such shares pursuant to the anti-dilution provisions of the Company’s Series H warrants and (ii) the Board of Directors of the Company, pursuant to authorization by the Company’s stockholders, effects prior to September 30, 2006, a reverse split of the Company’s common stock of not less than one share for each five shares outstanding.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption the “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ Feder Kaszovitz Isaacson
Weber Skala Bass & Rhine, LLP

FEDER KASZOVITZ ISAACSON
WEBER SKALA BASS & RHINE, LLP